UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

Redwood Enhanced Income Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56413	88-0824777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 26th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 970-1400

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 11, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to elect Jeanne Manischewitz as director of the Company to serve until the 2026 annual meeting of the stockholders (the “Election of Director”) and to ratify the selection of Grant Thornton LLP as the Company’s independent public accounting firm for the 2023 fiscal year end (the “Ratification of Auditors”). There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 9,255,809.23 shares of the Company’s common stock, out of a total of 11,257,184.4175 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting.  The Company’s stockholders approved the Election of Director and the Ratification of Auditors.

The following votes were taken in connection with the Election of Director proposal:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,255,809.23	0	0	0

The following votes were taken in connection with the Ratification of Auditors proposal:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,255,809.23	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD ENHANCED INCOME CORP.

Date: October 13, 2023	By:	/s/ Sean Sauler
Name: Sean Sauler
Title: Co-President